UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 4, 2014 (August 28, 2014)

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

21211 Nordhoff Street,
Chatsworth, California	91311
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Capstone Turbine Corporation (the “Company”) was held on August 28, 2014 at the Company’s corporate offices located at 21211 Nordhoff Street, Chatsworth, California 91311. The stockholders voted as follows on the matters described below.

Proposal 1: Election of Directors

Director	Votes For	Votes Withheld	Broker Non-Votes
Gary D. Simon	75,279,362	24,950,176	150,787,341
Richard K. Atkinson	76,034,582	24,194,956	150,787,341
John V. Jaggers	88,120,480	12,109,058	150,787,341
Darren R. Jamison	87,531,900	12,697,638	150,787,341
Noam Lotan	74,651,493	25,578,045	150,787,341
Gary J. Mayo	87,755,538	12,474,000	150,787,341
Eliot G. Protsch	75,279,098	24,950,440	150,787,341
Holly A. Van Deursen	88,486,676	11,742,862	150,787,341
Darrell J. Wilk	87,943,731	12,285,807	150,787,341

Each of the individuals listed above was elected as a director of the Company to serve until the next annual meeting or until his or her successor is elected and qualified.

Proposal 2: Approval of the Rights Agreement, dated as of July 7, 2005, with Computershare Inc., as amended.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
61,315,543	37,121,617	1,792,378	150,787,341

Proposal 3: Approval of an amendment to the Company’s Executive Performance Incentive Plan.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
77,322,962	22,035,083	871,493	150,787,341

Proposal 4: Advisory vote to approve the compensation of the Company’s Named Executive Officers.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
75,725,698	22,257,822	2,246,018	150,787,341

Proposal 5: Ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2015.

Votes For	Votes Against	Votes Abstain
228,600,706	17,420,695	4,995,478

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: September 4, 2014	By:	/s/ Edward I. Reich
Edward I. Reich Executive Vice President and Chief Financial Officer